EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Arch Therapeutics, Inc. and Subsidiary

Framingham, MA 01702

We hereby consent to the use in the Registration Statement on Form S-1 of Arch Therapeutics, Inc. and Subsidiary (collectively, the “Company”) of our report dated December 11, 2015, relating to the consolidated financial statements of the Company appearing in the Annual Report on Form 10-K for the years ended September 30, 2015 and 2014.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Moody, Famiglietti & Andronico, LLP

Moody, Famiglietti & Andronico, LLP

Tewksbury, Massachusetts

June 24, 2016